FIRST QUARTER 2025
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,595,307	1,322,200	1,645 (1)	—	—

Bellevue	1,028,470	—	—	—	—

Portland	930,903	44,236	657	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu	—	430,504	—	93,925	369

Total	4,077,376	2,420,247	2,302	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.1	million	63%	52%
	Retail (3)	2.4	million	37%	26%
Data is as of March 31, 2025.	Totals	6.5	million
(1) Includes 120 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended March 31, 2025. NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of NOI to net income are included in the Glossary of Terms.

(3) Does not include mixed-use retail.

First Quarter 2025 Supplemental Information	Page

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in our markets; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; decreased rental rates or increased vacancy rates; our failure to generate sufficient cash flows to service our outstanding indebtedness; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing; our inability to develop or redevelop our properties due to market conditions; investment returns from our developed properties may be less than anticipated; general economic conditions, including the impact of tariffs and other trade restrictions; financial market fluctuations; risks that affect the general office, retail, multifamily and mixed-use environment; the competitive environment in which we operate; system failures or security incidents through cyberattacks; the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; difficulties in identifying properties to acquire and completing acquisitions; our failure to successfully operate acquired properties and operations; risks related to joint venture arrangements; potential litigation; difficulties in completing dispositions; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for American Assets Trust, Inc. to continue to qualify as a REIT, for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

First Quarter 2025 Supplemental Information	Page

FINANCIAL HIGHLIGHTS

First Quarter 2025 Supplemental Information	Page

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	March 31, 2025	December 31, 2024

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,521,083	$3,449,009
Construction in progress	185,202	176,868
Held for development	487	487
	3,706,772	3,626,364
Accumulated depreciation	(1,064,424)	(1,038,878)
Net real estate	2,642,348	2,587,486
Cash and cash equivalents	143,915	425,659
Accounts receivable, net	7,104	6,905
Deferred rent receivable, net	87,170	88,059
Other assets, net	87,251	87,737
Real estate assets held for sale	—	77,519
TOTAL ASSETS	$2,967,788	$3,273,365
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$74,782	$74,759
Unsecured notes payable, net	1,611,299	1,935,756
Accounts payable and accrued expenses	57,763	63,693
Security deposits payable	8,913	8,896
Other liabilities and deferred credits, net	62,671	62,588
Liabilities related to real estate assets held for sale	—	3,352
Total liabilities	1,815,428	2,149,044
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 61,134,730 and 61,138,238 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	611	611
Additional paid in capital	1,476,539	1,474,869
Accumulated dividends in excess of net income	(282,387)	(304,339)
Accumulated other comprehensive income	3,617	4,760
Total American Assets Trust, Inc. stockholders' equity	1,198,380	1,175,901
Noncontrolling interests	(46,020)	(51,580)
Total equity	1,152,360	1,124,321
TOTAL LIABILITIES AND EQUITY	$2,967,788	$3,273,365

First Quarter 2025 Supplemental Information	Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2025	2024
REVENUE:
Rental income	$102,951	$105,021
Other property income	5,656	5,674
Total revenue	108,607	110,695
EXPENSES:
Rental expenses	30,300	29,841
Real estate taxes	11,005	11,246
General and administrative	9,312	8,842
Depreciation and amortization	30,494	30,217
Total operating expenses	81,111	80,146
Gain on sale of real estate	44,476	—
OPERATING INCOME	71,972	30,549
Interest expense, net	(18,780)	(16,255)
Other income, net	915	10,329
NET INCOME	54,107	24,623
Net income attributable to restricted shares	(203)	(196)
Net income attributable to unitholders in the Operating Partnership	(11,369)	(5,167)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$42,535	$19,260

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.70	$0.32
Weighted average shares of common stock outstanding - basic	60,537,300	60,309,921
Diluted income from continuing operations attributable to common stockholders per share	$0.70	$0.32
Weighted average shares of common stock outstanding - diluted	76,718,837	76,491,458

First Quarter 2025 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2025	2024
Funds from Operations (FFO) (1)
Net income	$54,107	$24,623
Depreciation and amortization of real estate assets	30,494	30,217
Gain on sale of real estate	(44,476)	—
FFO, as defined by NAREIT	40,125	54,840
Less: Nonforfeitable dividends on restricted stock awards	(180)	(192)
FFO attributable to common stock and common units	$39,945	$54,648

FFO per diluted share/unit	$0.52	$0.71

FFO per diluted share/unit, excluding lease termination fees and litigation income (2)	$0.52	$0.58

Weighted average number of common shares and common units, diluted (3)	76,719,191	76,500,185

Funds Available for Distribution (FAD) (1)	$29,305	$44,155

Dividends
Dividends declared and paid	$26,288	$25,821
Dividends declared and paid per share/unit	$0.340	$0.335

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

First Quarter 2025 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2025	2024
Funds Available for Distribution (FAD) (1)
FFO	$40,125	$54,840
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(12,872)	(9,951)
Net effect of straight-line rents (4)	355	(2,299)
Amortization of net above (below) market rents (5)	(550)	(743)
Net effect of other lease assets (6)	29	48
Amortization of debt issuance costs and debt fair value adjustment	728	835
Non-cash compensation expense	1,670	1,617
Nonforfeitable dividends on restricted stock awards	(180)	(192)
FAD	$29,305	$44,155

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$7,875	$5,384
Maintenance capital expenditures	4,997	4,567
	$12,872	$9,951

Notes:
(1)    See Glossary of Terms.
(2)    Excludes litigation income of $10.0 million recognized during the three months ended March 31, 2024.
(3)    For the three months ended March 31, 2025 and 2024, the weighted average common shares and common units used to compute FFO per diluted share/unit included operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(4)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(5)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(6)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, and straight-line rent expense for our leases at the Annex at The Landmark at One Market.

FFO and FAD are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance.

First Quarter 2025 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2025 (1)
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$50,787	$23,007	$16,471	$16,247	$106,512
Non-same store	94	1,641	360	—	2,095
Total	50,881	24,648	16,831	16,247	108,607
Real estate expenses
Same-store	14,891	6,676	7,082	10,933	39,582
Non-same store	809	739	175	—	1,723
Total	15,700	7,415	7,257	10,933	41,305
Net Operating Income (NOI)
Same-store	35,896	16,331	9,389	5,314	66,930
Non-same store	(715)	902	185	—	372
Total	$35,181	$17,233	$9,574	$5,314	$67,302
Same-store NOI	$35,896	$16,331	$9,389	$5,314	$66,930
Net effect of straight-line rents (2)	13	156	173	49	391
Amortization of net above (below) market rents (3)	(436)	(114)	—	—	(550)
Net effect of other lease assets (4)	17	11	—	—	28
Lease termination fees and tenant improvement reimbursements (5)	(172)	(1)	—	—	(173)
Same-store cash NOI (5)	$35,318	$16,383	$9,562	$5,363	$66,626

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on March 31, 2025 and 2024. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

First Quarter 2025 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2025	2024	Change
Cash Basis:
Office	$35,318	$33,515	5.4%
Retail	16,383	15,551	5.4
Multifamily	9,562	9,513	0.5
Mixed-Use	5,363	6,066	(11.6)
Same-store Cash NOI (1)(2)	$66,626	$64,645	3.1%

Notes:
(1)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

First Quarter 2025 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2025	2024	Change
Cash Basis:
Office (1)	$35,074	$33,415	5.0%
Retail	16,383	15,551	5.4
Multifamily	9,562	9,513	0.5
Mixed-Use	5,363	6,066	(11.6)
Same-store Cash NOI with Redevelopment (2)(3)	$66,382	$64,545	2.8%

Notes:
(1)    Office same-store Cash NOI with Redevelopment includes One Beach Street.
(2)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(3)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

First Quarter 2025 Supplemental Information	Page

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2025
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$13,889	$9,136	$8,564	$—	$31,589
Northern California	7,309	1,203	—	—	8,512
Hawaii	—	3,110	—	5,363	8,473
Oregon	5,033	154	1,182	—	6,369
Texas	—	3,703	—	—	3,703
Washington	8,316	—	—	—	8,316
Total Cash NOI	$34,547	$17,306	$9,746	$5,363	$66,962

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

First Quarter 2025 Supplemental Information	Page

CASH NOI BREAKDOWN

Three Months Ended March 31, 2025

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon 9%
Washington 12%
Hawaii 13%
Texas 6%
Northern California 13%
Southern California 47%

Mixed-Use
8%
Retail
26%
Multifamily
14%
Office
52%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

First Quarter 2025 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2025
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$9,222	$154	$2,176	$(2,992)	$(600)	$7,960
Torrey Reserve Campus (7)	6,007	75	400	(1,980)	(442)	4,060
Torrey Point	1,498	90	26	(409)	(331)	874
Solana Crossing	1,887	9	140	(613)	(20)	1,403
The Landmark at One Market	10,455	79	386	(3,367)	—	7,553
One Beach Street	—	—	—	(244)	—	(244)
First & Main	2,791	230	610	(971)	—	2,660
Lloyd Portfolio (7)	3,659	388	170	(1,579)	(147)	2,491
City Center Bellevue	6,757	888	272	(1,683)	(360)	5,874
14Acres (8)	1,018	17	451	(644)	—	842
Timber Ridge (9)	1,141	59	427	(440)	(8)	1,179
Timber Springs (10)	489	11	200	(250)	(29)	421
Subtotal Office Portfolio	$44,924	$2,000	$5,258	$(15,172)	$(1,937)	$35,073
Retail Portfolio
Carmel Country Plaza	$1,001	$18	$238	$(285)	$2	$974
Carmel Mountain Plaza	3,654	31	994	(990)	—	3,689
South Bay Marketplace	634	50	229	(228)	—	685
Gateway Marketplace	676	—	234	(260)	—	650
Lomas Santa Fe Plaza	1,648	15	296	(488)	—	1,471
Solana Beach Towne Centre	1,767	15	545	(660)	—	1,667
Del Monte Center (11)	1,680	(557)	598	(738)	(60)	923
Geary Marketplace	285	—	133	(138)	—	280
The Shops at Kalakaua	302	17	50	(95)	—	274
Waikele Center	3,162	310	989	(1,625)	—	2,836
Alamo Quarry Market	3,956	(14)	1,556	(1,795)	—	3,703
Hassalo on Eighth - Retail	212	21	34	(113)	—	154
Subtotal Retail Portfolio	$18,977	$(94)	$5,896	$(7,415)	$(58)	$17,306

First Quarter 2025 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2025
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$4,478	$254	$—	$(1,755)	$(13)	$2,964
Imperial Beach Gardens	1,212	70	—	(508)	(1)	773
Mariner's Point	577	36	—	(252)	(5)	356
Santa Fe Park RV Resort	361	42	—	(273)	—	130
Pacific Ridge Apartments	6,301	207	—	(2,342)	(9)	4,157
Genesee Park (12)	357	2	—	(175)	—	184
Hassalo on Eighth - Multifamily	2,839	397	—	(1,951)	(103)	1,182
Subtotal Multifamily Portfolio	$16,125	$1,008	$—	$(7,256)	$(131)	$9,746
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,345	$1,242	$1,073	$(1,925)	$(10)	$2,725
Waikiki Beach Walk - Embassy Suites™	9,905	1,740	—	(9,007)	—	2,638
Subtotal Mixed-Use Portfolio	$12,250	$2,982	$1,073	$(10,932)	$(10)	$5,363
Subtotal Development Properties	$202	$19	$—	$(565)	$(182)	$(526)
Total	$92,478	$5,915	$12,227	$(41,340)	$(2,318)	$66,962
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolios and the retail portion of our mixed-use portfolio represents base rent for the three months ended March 31, 2025 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio and retail portfolio were approximately $2.1 million and $0.1 million, respectively, for the three months ended March 31, 2025. Total abatements for our mixed-use portfolio were minimal for the three months ended March 31, 2025. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (which include insufficient notice penalties, month-to-month charges and pet rent). There were $0.1 million of abatements for our multifamily portfolio for the three months ended March 31, 2025. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended March 31, 2025. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.2 million in the aggregate for the three months ended March 31, 2025. A reconciliation of base rent to rental income is shown below:

Base Rent	$92,478
Billed Expense Reimbursement	12,227
Percentage Rent	(385)
Straight-line rent components	(356)
Other Rental Income*	(1,013)
Rental Income	$102,951
* Other rental income includes rent abatement, rent deferral, above market rent, below market rent, lease incentives, tenant improvement reimbursement, storage rent and other miscellaneous rental income.

First Quarter 2025 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(2)    Represents additional property-related income for the three months ended March 31, 2025, which includes (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales), and excludes lease termination fees.
(3)    Represents billed tenant expense reimbursements for the three months ended March 31, 2025.
(4)    Represents property operating expenses for the three months ended March 31, 2025. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents rental adjustments related to base rent (deferrals and abatements).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatement were both $0.4 million for the three months ended March 31, 2025.
(8)    14Acres was formerly known as Eastgate Office Park.
(9)    Timber Ridge was formerly known as Corporate Campus East III.
(10)    Timber Springs was formerly known as Bel-Spring 520.
(11)    Del Monte Center was sold on February 25, 2025. Amounts represent the property's revenue and expenses for the period beginning January 1, 2025 through the sale date of February 25, 2025.
(12)    Genesee Park was acquired on February 28, 2025. Amounts represent the property's revenue and expenses for the period beginning February 28, 2025 through March 31, 2025.

First Quarter 2025 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2025
Segment	Tenant Improvements and Leasing Commissions	Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$6,963	$2,990	$9,953	$—	$4,358	$14,311
Retail Portfolio	820	629	1,449	—	—	1,449
Multifamily Portfolio	—	491	491	—	—	491
Mixed-Use Portfolio	92	887	979	—	—	979
Total	$7,875	$4,997	$12,872	$—	$4,358	$17,230

First Quarter 2025 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	March 31, 2025	Interest Rate	Service (1)	Maturity Date
City Center Bellevue	75,000	5.08%	3,863	October 1, 2027
Secured Notes Payable / Weighted Average (2)	$75,000	5.08%	$3,863

Term Loan A (3)	$100,000	2.70%	$2,700	January 5, 2027
Series D Notes (4)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (5)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (6)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Notes (7)	500,000	3.38%	16,875	February 1, 2031
6.150% Senior Notes (8)	525,000	6.21%	$32,288	October 1, 2034
Unsecured Notes Payable / Weighted Average (9)	$1,625,000	4.42%	$72,693

Unsecured Line of Credit (10)	$—
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    The Secured Notes Payable total does not include debt issuance costs, net of $0.2 million.
(3)    Term Loan A has a stated maturity of January 5, 2027, with no further extension options. Term Loan A accrues interest at a variable rate, which we fixed as part of an interest rate swap for an effective interest rate of 2.70%, subject to adjustments based on our consolidated leverage ratio.
(4)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(5)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(6)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(7)    $500 million of 3.375% Senior Notes due February 1, 2031. Net of the debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(8)    $525 million of 6.150% Senior Notes due October 1, 2034. Net of the debt issuance discount and settlement of the treasury lock contracts, the effective interest rate for the 6.150% Notes is approximately 6.209% through maturity.
(9)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $13.7 million.
(10)    The unsecured revolving line of credit (the "Revolver Loan") has a capacity of $400 million plus an accordion feature that may allow us to increase the availability thereunder up to an additional $400 million, subject to meeting specified requirements and obtaining additional commitments from lenders. The Revolver Loan matures on January 5, 2026, subject to our option to extend the Revolver Loan up to two times, with each such extension for a six-month period. The Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio. The Revolver Loan total does not include debt issuance costs, net of $0.5 million.

First Quarter 2025 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)
Market data	March 31, 2025
Common shares outstanding	61,135
Common units outstanding	16,182
Common shares and common units outstanding	77,317
Market price per common share	$20.14
Equity market capitalization	$1,557,164
Total debt	$1,700,000
Total market capitalization	$3,257,164
Less: Cash on hand	$(143,915)
Total enterprise value	$3,113,249
Total unencumbered assets, gross	$3,741,620

Total debt/Total capitalization			52.2%
Total debt/Total enterprise value			54.6%
Net debt/Total enterprise value (1)			50.0%
Total unencumbered assets, gross/Unsecured debt			230.3%
	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.3	x	6.7	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.7	x	6.2	x
Interest coverage ratio (4)	3.0	x	3.2	x
Fixed charge coverage ratio (4)	3.0	x	3.2	x
Debt Covenants (3.375% Senior Notes & 6.150% Senior Notes) (5)	Covenant		March 31, 2025
Aggregate Debt Test	< 60%		44.1%
Debt Service Test	> 1.5x		3.3
Secured Debt Test	< 40%		2.0%
Maintenance of Total Unencumbered Assets	> 150%		220.1%

Debt Maturity Schedule
as of March 31, 2025
$600
$400
$200
$0
Principal Repayment (in millions)
$350
$75
$100
$150
$500
$525
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
	—%	—%	3.8%	—%	4.2%	3.9%	3.4%	—%	—%	6.2%

Total Weighed Average Fixed Interest Rate:	4.5%
Weighted Average Term to Maturity (in years):	5.9

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended March 31, 2025, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.
(5)    The debt covenant headings set forth in this table are utilized, and the covenants themselves are detailed, in the documents governing the 3.375% Senior Notes and the 6.150% Senior Notes.
Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are in the Glossary of Terms.

First Quarter 2025 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:

La Jolla Commons	University Town Center, San Diego, CA	April 2021	March 2024	6.5% - 7.5%	213,000	26.2%	2026/2027	$130,134	$175,000

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	120,000	N/A	Development of 120,000 square foot retail building (former KMart space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA		TBD	Development of multifamily units
Solana Beach Towne Centre	Retail	Solana Beach, CA		TBD	Development of multifamily units
Carmel Mountain Plaza	Retail	San Diego, CA		TBD	Development of multifamily units
Genesee Park	Multifamily	San Diego, CA		TBD	Development of multifamily units
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2B - Oregon Square			385,000	N/A	Development of high density, transit oriented, mixed-use urban village

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The zoning for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

First Quarter 2025 Supplemental Information	Page

PORTFOLIO DATA

First Quarter 2025 Supplemental Information	Page

PROPERTY REPORT

As of March 31, 2025			Office and Retail Portfolios
			Net			Annualized
			Rentable			Base Rent per
		Year Built/	Square	Percentage	Annualized	Leased	Retail
Property	Location	Most Recent Renovation	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons (7)	San Diego, CA	2008/2014	725,439	99.1%	$47,421,098	$65.96
Torrey Reserve Campus	San Diego, CA	1996/2022	551,005	84.7	24,123,755	51.69
Torrey Point	San Diego, CA	2017	94,854	99.6	6,029,062	63.82
Solana Crossing	Solana Beach, CA	1982/2022	224,009	81.8	8,288,156	45.23
The Landmark at One Market (8)	San Francisco, CA	1917/2000	422,426	98.5	41,818,293	100.50
One Beach Street	San Francisco, CA	1924/2024	100,270	—	—	—
First & Main	Portland, OR	2010	362,633	94.2	11,163,267	32.68
Lloyd Portfolio	Portland, OR	1940/2022	568,270	80.3	14,814,255	32.46
City Center Bellevue	Bellevue, WA	1987/2023	498,606	90.4	27,341,059	60.66
14Acres (9)	Bellevue, WA	1985/2024	276,060	52.5	6,486,755	44.76
Timber Ridge (10)	Bellevue, WA	1986	160,509	97.5	6,855,814	43.81
Timber Springs (11)	Bellevue, WA	1983	93,295	59.2	2,585,889	46.82
Subtotal/Weighted Average Office Portfolio (12)			4,077,376	85.5%	$196,927,403	$56.49
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	78,098	98.0%	$4,003,717	$52.31		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (13)	San Diego, CA	1994/2020	528,416	99.4	14,948,553	28.46	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack, Total Wine & More
South Bay Marketplace (13)	San Diego, CA	1997/2018	132,877	97.8	2,527,227	19.45		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	127,861	100.0	2,535,007	19.83	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	208,297	96.3	6,659,728	33.20		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2004	246,651	94.4	7,201,248	30.93		Dixieline Probuild, Marshalls
Geary Marketplace	Walnut Creek, CA	2012	35,159	100.0	1,293,304	36.78		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	11,893	100.0	1,206,000	101.40		Hawaii Beachware & Fashion, Diesel U.S.A.
Waikele Center	Waipahu, HI	1993/2008	418,611	97.3	12,525,156	30.75	Lowe's, Safeway	UFC Gym, Office Max, Old Navy
Alamo Quarry Market (13)	San Antonio, TX	1997/1999	588,148	99.2	16,121,192	27.63	Regal Cinemas	Whole Foods Market, Nordstrom Rack, Williams-Sonoma, Sephora, Home Goods
Hassalo on Eighth - Retail	Portland, OR	2015	44,236	57.5	850,573	33.44		Providence Health & Services, Sola Salon
Subtotal/Weighted Average Retail Portfolio (12)			2,420,247	97.4%	$69,871,705	$29.64
Total/Weighted Average Office and Retail Portfolio (12)			6,497,623	89.9%	$266,799,108	$45.67

First Quarter 2025 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of March 31, 2025
						Average Monthly
		Year Built/		Percentage	Annualized	Base Rent per
Property	Location	Most Recent Renovation	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2022	548	92.2%	$17,809,548	$2,937
Imperial Beach Gardens	Imperial Beach, CA	1959/2023	160	93.1	4,931,352	$2,759
Mariner's Point	Imperial Beach, CA	1986	88	89.8	2,291,508	$2,416
Santa Fe Park RV Resort (14)	San Diego, CA	1971/2008	124	64.5	1,507,464	$1,571
Pacific Ridge Apartments	San Diego, CA	2013	533	94.7	24,984,036	$4,125
Genesee Park	San Diego, CA	1985	192	92.7	4,132,356	$1,935
Hassalo on Eighth - Multifamily (15)	Portland, OR	2015	657	87.5	11,444,760	$1,659
Total/Weighted Average Multifamily Portfolio			2,302	90.0%	$67,101,024	$2,699

Mixed-Use Portfolio
			Net Rentable			Annualized Base
		Year Built/	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Most Recent Renovation	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	93,925	89.3%	$9,771,216	$116.50		Yardhouse, Roy's

		Year Built/		Average	Average	Revenue per
Hotel Portion	Location	Most Recent Renovation	Units	Occupancy (16)	Daily Rate (16)	Available Room (16)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2020	369	84.6%	$353	$298
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2017 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of March 31, 2025, including leases which may not have commenced as of March 31, 2025. Percentage leased for our multifamily properties includes total units rented and occupied as of March 31, 2025.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended March 31, 2025 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $36,918,948 to our estimate of annual triple net operating expenses of $10,502,150 for an estimated annualized base rent on a modified gross lease basis of $47,421,098 for La Jolla Commons.
•The annualized base rent for 14Acres has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,686,729 to our estimate of annual triple net operating expenses of $1,800,026 for an estimated annualized base rent on a modified gross lease basis of $6,486,755 for 14Acres.
•The annualized base rent for Timber Ridge has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $4,554,823 to our estimate of annual triple net operating expenses of $2,300,991 for an estimated annualized base rent on a modified gross lease basis of $6,855,814 for Timber Ridge.
•The annualized base rent for Timber Springs has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $1,821,230 to our estimate of annual triple net operating expenses of $764,659 for an estimated annualized base rent on a modified gross lease basis of $2,585,889 for Timber Springs.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2025. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of March 31, 2025. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, 14Acres, Timber Ridge and Timber Springs has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

First Quarter 2025 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    Data for La Jolla Commons does not include La Jolla Commons - Tower III, which remains under development. However, as of March 31, 2025, 53,999 out of 206,231 rentable square feet, or 26.2%, of La Jolla Commons - Tower III has been leased.
(8)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.
(9)    14Acres was formerly known as Eastgate Office Park.
(10)    Timber Ridge was formerly known as Corporate Campus East III.
(11)    Timber Springs was formerly known as Bel-Spring 520.
(12)    Lease data for signed but not commenced leases as of March 31, 2025 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	86,998	$4,300,162	$49.43	$57.74
Retail Portfolio	10,412	$339,178	$32.58	$29.80
Total Retail and Office Portfolio	97,410	$4,639,340	$47.63	$46.47
(a)    Office portfolio leases signed but not commenced of 26,671, 19,358, 20,451, and 20,518 square feet are expected to commence during the second, third, and fourth quarters of 2025, and the first quarter of 2026, respectively. Retail portfolio leases signed but not commenced of 8,712 and 1,700 square feet are expected to commence during the fourth quarter of 2025 and first quarter of 2026, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements) for signed but not commenced leases as of March 31, 2025 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of March 31, 2025, by square footage under lease as of March 31, 2025.
(13)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$1,047,410
South Bay Marketplace	1	2,824	$114,552
Alamo Quarry Market	3	20,694	$423,455
(14)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended March 31, 2025, the highest average monthly occupancy rate for this property was 86.3%, occurring in June 2024. The number of units at the Santa Fe Park RV Resort includes 120 RV spaces and four apartments.
(15)    Hassalo on Eighth - Multifamily includes three residential buildings: Velomor, Aster Tower, and Elwood.
(16)    Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2025, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended March 31, 2025 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended March 31, 2025 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2025 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of March 31, 2025
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2025	9	100%	44,422	$36.83	$34.16	$118,407	7.8%	15.2%	7.0	$668,939	$15.06
4th Quarter 2024	11	100%	56,564	$52.32	$51.48	$47,631	1.6%	11.0%	2.6	$520,590	$9.20
3rd Quarter 2024	10	100%	57,935	$62.04	$57.53	$261,422	7.8%	16.4%	5.6	$2,249,123	$38.82
2nd Quarter 2024	12	100%	52,618	$46.77	$44.46	$121,777	5.2%	14.5%	4.5	$946,908	$18.00
Total 12 months	42	100%	211,539	$50.35	$47.75	$549,237	5.4%	14.2%	4.8	$4,385,560	$20.73

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2025	1	11%	1,913	$35.50	$34.01	$2,843	4.4%	0.6%	1.1	$—	—
4th Quarter 2024	3	27%	24,128	$61.41	$61.86	$(10,753)	(0.7)%	16.1%	3.3	$499,990	$20.72
3rd Quarter 2024	3	30%	16,671	$66.27	$56.02	$170,860	18.3%	15.7%	4.5	$1,034,194	$62.04
2nd Quarter 2024	2	17%	20,978	$36.79	$35.33	$30,579	4.1%	26.4%	7.3	$728,096	$34.71
Total 12 months	9	21%	63,690	$53.79	$50.76	$193,529	6.0%	17.8%	4.9	$2,262,280	$35.52

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2025	8	89%	42,509	$36.89	$34.17	$115,564	8.0%	16.0%	7.2	$668,939	$15.74
4th Quarter 2024	8	73%	32,436	$45.56	$43.76	$58,384	4.1%	6.2%	2.2	$20,600	$0.64
3rd Quarter 2024	7	70%	41,264	$60.34	$58.14	$90,562	3.8%	16.7%	6.0	$1,214,929	$29.44
2nd Quarter 2024	10	83%	31,640	$53.40	$50.51	$91,198	5.7%	9.7%	2.7	$218,812	$6.92
Total 12 months	33	79%	147,849	$48.87	$46.46	$355,708	5.2%	12.6%	4.8	$2,123,280	$14.36

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2025	19	139,616	$47.79	8.2	$12,173,819	$87.20
4th Quarter 2024	17	72,113	$52.76	3.4	$1,499,704	$20.80
3rd Quarter 2024	14	105,746	$49.09	7.0	$9,342,244	$88.35
2nd Quarter 2024	18	96,042	$51.46	4.1	$1,980,356	$20.62
Total 12 months	68	413,517	$49.84	6.1	$24,996,123	$60.45
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Includes renewals at fixed contractual rates specified in the lease.

First Quarter 2025 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of March 31, 2025
Total Lease Summary - Comparable (1)(7)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2025	15	100%	155,944	$22.89	$20.21	$417,748	13.3%	21.0%		4.6	$2,010,000	$12.89
4th Quarter 2024	18	100%	99,604	$35.71	$33.51	$218,612	6.5%	30.8%		6.5	$604,031	$6.06
3rd Quarter 2024	20	100%	125,308	$34.27	$32.81	$182,499	4.4%	18.7%		6.1	$75,173	$0.60
2nd Quarter 2024	16	100%	64,127	$46.81	$44.25	$164,181	5.8%	34.4%		3.1	$290,000	$4.52
Total 12 months	69	100%	444,983	$32.41	$30.20	$983,040	7.3%	25.2%		5.2	$2,979,204	$6.69

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2025	—	—%	—	—	—	$—	—%	—%	(6)	—	$—	—
4th Quarter 2024	3	17%	2,942	$117.65	$112.20	$16,007	4.8%	307.3%	(6)	5.0	$84,031	28.56
3rd Quarter 2024	1	5%	505	$37.80	$38.19	$(198)	(1.0)%	5.2%		3.1	$—	—
2nd Quarter 2024	1	6%	1,064	$204.00	$166.28	$40,134	22.7%	—%	(6)	3.1	$20,000	$18.80
Total 12 months	5	7%	4,511	$129.08	$116.67	$55,943	10.6%	462.8%	(6)	4.3	$104,031	$23.06

Renewal Lease Summary - Comparable (1)(5)(7)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent		Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2025	15	100%	155,944	$22.89	$20.21	$417,748	13.3%	21.0%		4.6	$2,010,000	$12.89
4th Quarter 2024	15	83%	96,662	$33.21	$31.12	$202,605	6.7%	20.8%		6.5	$520,000	$5.38
3rd Quarter 2024	19	95%	124,803	$34.26	$32.79	$182,697	4.5%	18.8%		6.1	$75,173	$0.60
2nd Quarter 2024	15	94%	63,063	$44.15	$42.19	$124,047	4.7%	17.9%		3.1	$270,000	$4.28
Total 12 months	64	93%	440,472	$31.42	$29.32	$927,097	7.2%	19.7%		5.2	$2,875,173	$6.53

Total Lease Summary - Comparable and Non-Comparable (1)(7)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2025	16	157,644	$23.24	4.6	$2,095,000	$13.29
4th Quarter 2024	23	117,333	$35.82	6.9	$2,754,892	$23.48
3rd Quarter 2024	23	133,499	$34.38	6.3	$746,923	$5.59
2nd Quarter 2024	19	68,735	$48.20	3.1	$490,000	$7.13
Total 12 months	81	477,211	$33.04	5.4	$6,086,815	$12.75
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Includes renewals at fixed contractual rates specified in the lease.
(6)    Prior tenants' rent was modified to cash-basis, therefore there is no straight-line rent for comparison.
(7)    Comparable renewal leases for the first quarter of 2025 excludes approximately 7,000 square feet of leases renewed at Del Monte Center, which was sold on February 25, 2025.

First Quarter 2025 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of March 31, 2025
Lease Summary - Loma Palisades
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2025	505	92.2%	$17,809,548	$2,937
4th Quarter 2024	526	96.0%	$17,699,328	$2,804
3rd Quarter 2024	521	95.1%	$17,974,692	$2,874
2nd Quarter 2024	515	94.0%	$17,819,220	$2,883

Lease Summary - Imperial Beach Gardens
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2025	149	93.1%	$4,931,352	$2,759
4th Quarter 2024	149	93.1%	$4,926,204	$2,756
3rd Quarter 2024	150	93.8%	$4,886,124	$2,713
2nd Quarter 2024	149	93.1%	$4,860,036	$2,719

Lease Summary - Mariner's Point
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2025	79	89.8%	$2,291,508	$2,416
4th Quarter 2024	83	94.3%	$2,393,256	$2,403
3rd Quarter 2024	72	81.8%	$2,143,020	$2,481
2nd Quarter 2024	82	93.2%	$2,336,928	$2,374

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2025	80	64.5%	$1,507,464	$1,571
4th Quarter 2024	87	70.2%	$1,646,532	$1,576
3rd Quarter 2024	94	75.8%	$1,736,184	$1,539
2nd Quarter 2024	107	86.3%	$2,396,616	$1,866

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2025	505	94.7%	$24,984,036	$4,125
4th Quarter 2024	517	97.0%	$24,201,228	$3,901
3rd Quarter 2024	486	91.2%	$24,221,832	$4,152
2nd Quarter 2024	447	83.9%	$22,531,920	$4,199

Lease Summary - Genesee Park
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2025	178	92.7%	$4,132,356	$1,935

First Quarter 2025 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of March 31, 2025
Lease Summary - Hassalo on Eighth - Multifamily (4)
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2025	575	87.5%	$11,444,760	$1,659
4th Quarter 2024	574	87.4%	$11,496,168	$1,668
3rd Quarter 2024	583	88.7%	$11,658,612	$1,667
2nd Quarter 2024	600	91.3%	$11,842,080	$1,645

Total Multifamily Lease Summary
	Number of Leased Units (1)	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2025	2,071	90.0%	$67,101,024	$2,699
4th Quarter 2024	1,936	91.8%	$62,362,716	$2,683
3rd Quarter 2024	1,906	90.3%	$62,620,464	$2,739
2nd Quarter 2024	1,900	90.0%	$61,786,800	$2,711

Notes:
(1)    Number of leased units and percentage leased for our multifamily properties includes total units rented and occupied as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.
(4)    Hassalo on Eighth - Multifamily includes three residential buildings: Velomor, Aster Tower, and Elwood.

First Quarter 2025 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of March 31, 2025
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
1st Quarter 2025	83,911	89.3%	$9,771,216	$116
4th Quarter 2024	85,024	90.5%	$10,004,777	$118
3rd Quarter 2024	90,406	96.3%	$10,109,397	$112
2nd Quarter 2024	89,908	95.7%	$10,212,397	$114

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
1st Quarter 2025	312	84.6%	$353	$298
4th Quarter 2024	308	83.6%	$360	$301
3rd Quarter 2024	309	83.8%	$402	$337
2nd Quarter 2024	319	86.4%	$367	$317
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of March 31, 2025, including leases which may not have commenced as of March 31, 2025.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2025 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2025.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2025, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2025 Supplemental Information	Page

LEASE EXPIRATIONS

As of March 31, 2025
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	99,615	2.4%	1.5%	$0.55	13,177	0.5%	0.2%	$51.93	7,167	7.6%	0.1%	$29.93	119,959	1.8%	$7.95
2025	278,391	6.8	4.2	41.32	77,665	3.2	1.2	45.07	6,182	6.6	0.1	156.33	362,238	5.5	44.09
2026	364,095	8.9	5.5	45.92	245,282	10.1	3.7	34.69	6,588	7.0	0.1	174.35	615,965	9.3	42.82
2027	416,677	10.2	6.3	56.81	399,911	16.5	6.1	30.87	6,028	6.4	0.1	159.23	822,616	12.5	44.95
2028	533,988	13.1	8.1	58.54	400,805	16.6	6.1	28.75	14,408	15.3	0.2	137.64	949,201	14.4	47.16
2029	860,822	21.1	13.1	66.52	426,471	17.6	6.5	27.11	13,719	14.6	0.2	143.20	1,301,012	19.7	54.41
2030	283,787	7.0	4.3	43.23	129,300	5.3	2.0	35.16	12,351	13.1	0.2	61.02	425,438	6.5	41.29
2031	191,709	4.7	2.9	47.57	124,041	5.1	1.9	29.16	14,965	15.9	0.2	118.98	330,715	5.0	43.90
2032	50,958	1.2	0.8	50.69	127,392	5.3	1.9	29.43	—	—	—	—	178,350	2.7	35.50
2033	80,916	2.0	1.2	56.33	129,187	5.3	2.0	23.16	—	—	—	—	210,103	3.2	35.93
2034	130,897	3.2	2.0	61.46	118,499	4.9	1.8	26.73	—	—	—	—	249,396	3.8	44.96
Thereafter	106,049	2.6	1.6	42.56	154,103	6.4	2.3	23.85	—	—	—	—	260,152	3.9	31.48
Signed Leases Not Commenced	86,998	2.1	1.3	—	10,412	0.4	0.2	—	2,503	2.7	—	—	99,913	1.5	—
Available	592,474	14.5	9.0	—	64,002	2.6	1.0	—	10,014	10.7	0.2	—	666,490	10.1	—
Total (2)	4,077,376	100.0%	61.9%	$44.53	2,420,247	100.0%	36.7%	$28.87	93,925	100.0%	1.4%	$104.03	6,591,548	100.0%	$39.63

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	99,615	2.4%	1.5%	$0.55	13,177	0.5%	0.2%	$51.93	7,167	7.6%	0.1%	$29.93	119,959	1.8%	$7.95
2025	246,727	6.1	3.7	40.93	50,429	2.1	0.8	45.77	6,182	6.6	0.1	156.33	303,338	4.6	44.09
2026	94,865	2.3	1.4	41.67	57,847	2.4	0.9	44.81	3,547	3.8	0.1	173.82	156,259	2.4	45.83
2027	97,253	2.4	1.5	50.90	140,242	5.8	2.1	32.95	3,703	3.9	0.1	157.68	241,198	3.7	42.10
2028	99,984	2.5	1.5	49.77	123,658	5.1	1.9	28.44	7,494	8.0	0.1	116.92	231,136	3.5	40.54
2029	83,467	2.0	1.3	53.63	118,883	4.9	1.8	32.48	7,344	7.8	0.1	170.19	209,694	3.2	45.72
2030	200,286	4.9	3.0	35.69	106,073	4.4	1.6	33.08	2,207	2.3	—	213.23	308,566	4.7	36.06
2031	217,736	5.3	3.3	52.84	50,854	2.1	0.8	52.70	18,006	19.2	0.3	128.44	286,596	4.3	57.56
2032	333,207	8.2	5.1	51.21	170,851	7.1	2.6	30.11	911	1.0	—	96.00	504,969	7.7	44.15
2033	343,588	8.4	5.2	62.75	57,784	2.4	0.9	38.48	6,914	7.4	0.1	160.09	408,286	6.2	60.96
2034	111,155	2.7	1.7	52.80	225,508	9.3	3.4	30.02	6,375	6.8	0.1	112.11	343,038	5.2	38.93
Thereafter	1,470,021	36.1	22.3	61.16	1,230,527	50.8	18.7	25.97	11,558	12.3	0.2	49.45	2,712,106	41.1	45.14
Signed Leases Not Commenced	86,998	2.1	1.3	—	10,412	0.4	0.2	—	2,503	2.7	—	—	99,913	1.5	—
Available	592,474	14.5	9.0	—	64,002	2.6	1.0	—	10,014	10.7	0.2	—	666,490	10.1	—
Total (2)	4,077,376	100.0%	61.9%	$44.53	2,420,247	100.0%	36.7%	$28.87	93,925	100.0%	1.4%	$104.03	6,591,548	100.0%	$39.63

First Quarter 2025 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of March 31, 2025
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2025 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

First Quarter 2025 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At March 31, 2025				At March 31, 2024
Type	Size		Leased (1)	Leased %	Size	Leased (1)	Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	4,077,376		3,484,902	85.5%	4,058,523	3,507,827	86.4%
Retail Properties (square feet)	2,420,247	(4)	2,356,245	97.4%	3,092,616	2,919,753	94.4%
Multifamily Properties (units)	2,302		2,071	90.0%	2,110	1,959	92.8%
Mixed-Use Properties (square feet)	93,925		83,911	89.3%	93,925	89,558	95.4%
Mixed-Use Properties (units) (3)	369		312	84.6%	369	331	89.8%

Same-Store(2) (5) Statistics
Office Properties (square feet)	3,977,106		3,484,902	87.6%	3,958,253	3,507,827	88.6%
Retail Properties (square feet)	2,420,247		2,356,245	97.4%	2,419,461	2,365,141	97.8%
Multifamily Properties (units)	2,110		1,893	89.7%	2,110	1,959	92.8%
Mixed-Use Properties (square feet)	93,925		83,911	89.3%	93,925	89,558	95.4%
Mixed-Use Properties (units) (3)	369		312	84.6%	369	331	89.8%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented and occupied as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the three months ended March 31, 2025 and 2024.
(4)    Excludes Del Monte Center, which was sold on February 25, 2025.
(5)    Same-store lease percentages exclude: (i) One Beach Street (office) due to significant redevelopment activity; (ii) Del Monte Center (retail), which was sold on February 25, 2025, (iii) Genesee Park (multifamily), which was acquired on February 28, 2025 and (iv) land held for development (office).

First Quarter 2025 Supplemental Information	Page

TOP TENANTS - OFFICE

As of March 31, 2025
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.2%	3.8%	$27,659,898	14.0%	10.0%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.3	6.4	20,467,738	10.4	7.4
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2027 12/31/2028	138,615	3.4	2.1	13,730,889	7.0	5.0
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	3.0	1.9	7,247,973	3.7	2.6
5	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.8	1.1	4,937,503	2.5	1.8
6	VMware, Inc.	City Center Bellevue	3/31/2028	75,000	1.8	1.1	4,702,277	2.4	1.7
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.5	1.5	3,588,009	1.8	1.3
8	Industrious (3)	City Center Bellevue	4/30/2033 3/31/2034	55,256	1.4	0.8	3,301,447	1.7	1.2
9	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.2	1.3	3,113,766	1.6	1.1
10	Databricks, Inc. (4)	City Center Bellevue	11/30/2027 1/31/2028	45,607	1.1	0.7	2,816,209	1.4	1.0
	Top 10 Office Tenants Total			1,374,529	33.7%	20.7%	$91,565,709	46.5%	33.1%

Notes:
(1)     For Autodesk, Inc., 45,795 and 92,820 of leased square feet have a lease expiration of December 31, 2027 and 2028, respectively.
(2)     For Smartsheet, Inc., 73,669 and 49,372 of leased square feet have a lease expiration of December 31, 2026 and April 30, 2029, respectively.
(3)     For Industrious, 18,090 and 37,166 of leased square feet have a lease expiration of April 30, 2033 and March 31, 2034, respectively. This does not include the recently executed lease for 20,493 square feet at La Jolla Commons - Tower III, because the building remains under development and is not yet included in total office rentable square feet.
(4)    For Databricks, Inc., 17,623 and 27,984 of leased square feet have a lease expiration of November 30, 2027 and January 31, 2028, respectively.

First Quarter 2025 Supplemental Information	Page

TOP TENANTS - RETAIL

As of March 31, 2025
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	6.4%	2.4%	$4,092,000	5.9%	1.5%
2	Sprouts Farmers Market (1)	Solana Beach Towne Centre Geary Marketplace Carmel Mountain Plaza	6/30/2029 9/30/2032 3/31/2035	71,431	3.0	1.1	2,174,838	3.1	0.8
3	Marshalls (2)	Carmel Mountain Plaza Solana Beach Towne Centre	1/31/2029 1/31/2035	68,055	2.8	1.0	1,901,151	2.7	0.7
4	Nordstrom Rack (3)	Carmel Mountain Plaza Alamo Quarry Market	9/30/2027 10/31/2027	69,047	2.9	1.0	1,804,269	2.6	0.7
5	Vons	Lomas Santa Fe Plaza	12/31/2027	49,895	2.1	0.8	1,609,086	2.3	0.6
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	4.5	1.6	1,545,367	2.2	0.6
7	Old Navy (4)	Alamo Quarry Market Southbay Marketplace Waikele Center	9/30/2027 4/30/2028 7/31/2030	52,936	2.2	0.8	1,308,258	1.9	0.5
8	Safeway	Waikele Center	1/31/2040	50,050	2.1	0.8	1,201,200	1.7	0.4
9	HomeGoods (5)	Lomas Santa Fe Plaza Alamo Quarry Market	2/28/2030 8/31/2034	55,837	2.3	0.8	1,200,000	1.7	0.4
10	Michaels (6)	Alamo Quarry Market Carmel Mountain Plaza	2/29/2028 1/31/2029	46,850	1.9	0.7	1,124,218	1.6	0.4
	Top 10 Retail Tenants Total			726,971	30.2%	11.0%	$17,960,387	25.7%	6.6%

Notes:
(1)    For Sprouts Farmers Market, 14,986, 25,472, and 30,973 of leased square feet have a lease expiration of June 30, 2029 (Solana Beach Towne Centre), September 30, 2032 (Geary Marketplace), and March 31, 2035 (Carmel Mountain Plaza), respectively.
(2)    For Marshalls, 28,760 and 39,295 of leased square feet have a lease expiration of January 31, 2029 (Carmel Mountain Plaza) and January 31, 2035 (Solana Beach Towne Centre).
(3)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet have a lease expiration of September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Market), respectively.
(4)     For Old Navy, 15,021, 20,000 and 17,915 of leased square feet have a lease expiration of September 30, 2027 (Alamo Quarry Market), April 30, 2028 (Southbay Marketplace) and July 31, 2030 (Waikele Center), respectively.
(5)    For HomeGoods, 30,000 and 25,837 of leased square feet have a lease expiration of February 28, 2030 (Lomas Sante Fe Plaza) and August 31, 2034 (Alamo Quarry Market), respectively.
(6)    For Michaels, 23,881 and 22,969 of leased square feet have a lease expiration of February 29, 2028 (Alamo Quarry Market) and January 31, 2029 (Carmel Mountain Plaza), respectively.

First Quarter 2025 Supplemental Information	Page

APPENDIX

First Quarter 2025 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months ended March 31, 2025 and 2024 is as follows:

	Three Months Ended
	March 31,
	2025	2024
Net income	$54,107	$24,623
Depreciation and amortization	30,494	30,217
Interest expense, net	18,780	16,255
Interest income	(1,332)	(589)
Income tax expense	417	260
Gain on sale of real estate	(44,476)	—
EBITDA	$57,990	$70,766

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential. However, Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined by GAAP. The reconciliation of EBITDA to Adjusted EBITDA for the three months ended March 31, 2025 and 2024 is as follows:

	Three Months Ended
	March 31,
	2025	2024
EBITDA	$57,990	$70,766
Pro forma adjustments	—	—
Adjusted EBITDA	$57,990	$70,766

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2025 and 2024 is as follows:

	Three Months Ended
	March 31,
	2025	2024
Net income	$54,107	$24,623
Depreciation and amortization	30,494	30,217
Interest expense, net	18,780	16,255
Interest income	(1,332)	(589)
Income tax expense	417	260
Gain on sale of real estate	(44,476)	—
EBITDAre	$57,990	$70,766

First Quarter 2025 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended
	March 31,
Reconciliation of NOI to net income	2025	2024
Total NOI	$67,302	$69,608
General and administrative	(9,312)	(8,842)
Depreciation and amortization	(30,494)	(30,217)
Gain on sale of real estate	44,476	—
Operating Income	$71,972	$30,549
Interest expense, net	(18,780)	(16,255)
Other income, net	915	10,329
Net income	$54,107	$24,623
Net income attributable to restricted shares	(203)	(196)
Net income attributable to unitholders in the Operating Partnership	(11,369)	(5,167)
Net income attributable to American Assets Trust, Inc. stockholders	$42,535	$19,260

Overall Portfolio: Includes all operating properties owned by us as of March 31, 2025.

First Quarter 2025 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements (other than tenant improvement reimbursements), ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes lease termination fees, tenant improvement reimbursements, general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended
	March 31,
Reconciliation of Total Cash NOI to Net Income	2025	2024
Total Cash NOI	$66,962	$66,479
Lease termination fees and tenant improvement reimbursements	174	135
Non-cash revenue and other operating expenses (1)	166	2,994
General and administrative	(9,312)	(8,842)
Depreciation and amortization	(30,494)	(30,217)
Gain on sale of real estate	44,476	—
Operating income	$71,972	$30,549
Interest expense, net	(18,780)	(16,255)
Other income, net	915	10,329
Net income	$54,107	$24,623
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

First Quarter 2025 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended
	March 31,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2025	2024
Same-Store Cash NOI (1)	$66,626	$64,645
Redevelopment Cash NOI (2)	(244)	(100)
Total Same-Store Cash NOI with Redevelopment	$66,382	$64,545
Non-Same Store Cash NOI	580	1,934
Total Cash NOI	$66,962	$66,479
Lease termination fees and tenant improvement reimbursements (3)	174	135
Non-cash revenue and other operating expenses (4)	166	2,994
General and administrative	(9,312)	(8,842)
Depreciation and amortization	(30,494)	(30,217)
Gain on sale of real estate	44,476	—
Operating income	$71,972	$30,549
Interest expense, net	(18,780)	(16,255)
Other income, net	915	10,329
Net income	$54,107	$24,623

(1)    Same-store portfolio excludes: (i) One Beach Street due to significant redevelopment; (ii) Del Monte Center, which was sold on February 25, 2025; (iii) Genesee Park, which was acquired on February 28, 2025 and (iv) land held for development.
(2)     Redevelopment property refers to One Beach Street and Lloyd Portfolio - Land.
(3)    Lease termination fees and tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.
(4)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

First Quarter 2025 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Comparison of Three Months Ended
March 31, 2025 to 2024
	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X
Torrey Reserve Campus	X		X
Torrey Point	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X
The Landmark at One Market	X		X
One Beach Street		X	X
First & Main	X		X
Lloyd Portfolio	X		X
City Center Bellevue	X		X
14Acres (formerly known as Eastgate Office Park)	X		X
Timber Ridge (formerly known as Corporate Campus East III)	X		X
Timber Springs (formerly known as Bel-Spring 520)	X		X
Retail Properties
Carmel Country Plaza	X		X
Carmel Mountain Plaza	X		X
South Bay Marketplace	X		X
Gateway Marketplace	X		X
Lomas Santa Fe Plaza	X		X
Solana Beach Towne Centre	X		X
Geary Marketplace	X		X
The Shops at Kalakaua	X		X
Waikele Center	X		X
Alamo Quarry Market	X		X
Hassalo on Eighth - Retail	X		X
Multifamily Properties
Loma Palisades	X		X
Imperial Beach Gardens	X		X
Mariner's Point	X		X
Santa Fe Park RV Resort	X		X
Pacific Ridge Apartments	X		X
Genesee Park		X
Hassalo on Eighth	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X
Waikiki Beach Walk - Embassy Suites™	X		X
Development Properties
La Jolla Commons - Land		X
Solana Crossing - Land		X
Lloyd Portfolio - Land		X	X

First Quarter 2025 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

First Quarter 2025 Supplemental Information	Page